Exhibit 3.5(a)

ARTICLES OF INCORPORATION
OF
KSRR CORPORATION

          We, the undersigned, acting as incorporators of a corporation under the Kentucky Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

           FIRST: The name of the corporation is:

                     KSRR Corporation

           SECOND: The period of its duration is perpetual.

           THIRD: The purpose or purposes for which the corporation is organized are:

          To engage in the transaction of any and all lawful business for which corporations may be incorporated under the provisions of the Kentucky Business Corporations Act.

          FOURTH: The aggregate number of shares which the corporation shall have authority to issue is one thousand (1000) of the par value of One Dollar ($1.00) each.

           FIFTH: The preemptive rights to shareholders to acquire additional or treasury shares of the corporation are denied.

          SIXTH: The post office address of its initial registered office is Kentucky Home Life Building, c/o CT Corporation System, Louisville, Kentucky 40202, and the name of its initial registered agent at such address is CT Corporation System.

          SEVENTH: The number of directors constituting the initial Board of Directors of the corporation is three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME D.P. Bellum C.B. Stone, Jr. P.C. Wolf	POST OFFICE ADDRESS 7000 South Yosemite Street Englewood, Colorado 80112 7000 South Yosemite Street Englewood, Colorado 80112 7000 South Yosemite Street 7000 South Yosemite Street

           EIGHTH: The name and post office address of each incorporator is:

NAME K. J. Casto P.J. Fitzgibbon S.L. Arnold	POST OFFICE ADDRESS 1700 Broadway Denver Colorado 80290 1700 Broadway Denver Colorado 80290 1700 Broadway Denver Colorado 80290

Dated: November 19, 1984

/s/ K.J. Casto, Incorporator /s/ P. J. Fitzgibbon, Incorporator /s/ S.L. Arnold, Incorporator

State of Colorado County of Denver	) ) )

          I, Corinne M. Lude, a notary public, do hereby certify that on this 19th day of November, 1984, personally appeared before me, K.C. Casto, P.J. Fitzgibbon, and S.L. Arnold who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ Corinne M. Lude, Notary Public My commission expires: 2/7/85

Prepared by: /s/ William H. Cann, Attorney
                     7000 South Yosemite Street
                     Englewood, CO 80112

ARTICLES OF MERGER

OF

SOUTHERN REALITY RESOURCES, INC.
an Alabama corporation

INTO

KSRR CORPORATION
a Kentucky corporation

          Pursuant to KRS 271A.385, the undersigned domestic and foreign corporations adopt the following Articles of Merger:

           FIRST: The names of the undersigned corporations and the States under the laws of which they are respectively organized are as follows:

Name of Corporation KSRR Corporation Southern Realty Resources, Inc.	State Kentucky Alabama

           SECOND: The laws of the State of A1abama under which the foreign corporation is organized, permit such merger.

           THIRD: The name of the surviving corporation is KSRR Corporation; and such corporation is to be governed by the laws of the State of Kentucky.

          FOURTH: The plan of merger as set forth in Exhibit A attacbed hereto and made a part hereof was approved by the shareholders of the undersigned domestic corporation on the 10th day of December, 1984, in the manner prescribed by the Kentucky Revised Statutes, and was approved by the undersigned foreign corporation on the 10th day of December, 1984, in the manner prescribed by the laws of the State under which it is organized.

           FIFTH: As to each participating corporation, the number of shares outstanding and the number of shares entitled to vote on such plan, and the number of such shares voted for, and against the plan are as follows:

                                 Number of Shares     Number of Shares
   Name of Corporation            Outstanding          Entitled to Vote   Voted For   Voted Against

KSRR Corporation                   1,000               1,000                 1,000      None
Southern Realty Resources, Inc.    1,000               1,000                 1,000      None

           SIXTH: If the shares of any class were entitled to vote as a class, the designation and number of the outstanding shares of each such. class, and the number of shares of each such class voted for and against the plan, are as follows:

         Name of             Designation of
       Corporation               Class              Number of Shares          Voted For     Voted Against
-------------------------- ------------------- ---------------------------- -------------- -------------------
                                                      INAPPLICABLE

Dated the 11th day of December, 1984.

KSRR CORPORATION

By: /s/ Chester B. Stone, Jr.
Its Vice President

and

/s/ W. H. Cann
Its Secretary

SOUTHERN REALTY RESOURCES, INC.

/s/ W. L. Bridgman
Its Vice President

and

/s/ C.A. Gardiner
Its Assistant Secretary

STATE OF COLORADO COUNTY OF ARAPAHOE	) ) )	ss.

          I, Nancy L. Novotny, a notary public, do hereby certify that on this 11th day of December, 1984, personally appeared before me Chester B. Stone, Jr., who, being by me first duly sworn, declared that he is the Vice President of KSRR Corporation, that he signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.

Nancy L. Novotny Notary Public Address: 7000 South Yosemite Street Englewood, Colorado 80112 My commission expires: illegible

State of Colorado County of Arapahoe	) ) )	ss.

          I, Nancy L. Novotny, a notary public, do hereby certify that on this 11th day of December, 1984, personally appeared before me W. L. Bridgeman, who, being by me first duly sworn, declared that he is the Vice President of Southern Realty Resources, Inc., that he signed the foregoing document as Vice President of corporation, and that the statemetns therein contained are true.

Nancy L. Novotny Notary Public Address: 7000 South Yosemite Street Englewood, Colorado 80112 My commission expires: illegible

This document was prepared by W. H Cann

/s/ W.H. Cann (Signature of Counsel)

Exhibit A

Plan of Merger

          Southern Realty Resources, Inc., an Alabama corporation (“Realty”), all of the 1,000 outstanding shares of which are owned by Cyprus Coal Company, a Delaware corporation, shall be merged into KSRR Corporation, a Kentucky corporation (“KSRR”), all of the 1,000 outstanding shares of which are owned by Realty, and KSRR shall be the surviving corporation.

          The merger of Realty into KSRR is conditional upon the approval of this Plan of Merger by the Boards of Directors and the stockholders of both Realty and KSRR and the filing of the Articles of Merger with each of the Secretary of State of the Commonwealth of Kentucky in accordance with the provisions of Sections 271A.370 and 271A.385 of the Kentucky Revised Statutes and the Secretary of State of the State of Alabama in accordance with the provisions of Section 88, Art. No. 80-633 known as the Alabama Business Corporation Act. The merger shall be effective as of the close of business on December 31, 1984.

          Upon the effectiveness of the merger, each oustanding share of KSRR shall be cancelled and each outstanding share of Realty shall be converted tinto one share of the stock of KSRR.

          Upon the effectiveness of the merger the Articles of Incorporation of KSRR shall be amended so as to change the name of the surviving corporation. Article FIRST of said Articles of Incorporation is hereby amended to read as follows:

"FIRST: The name of the corporation is: SOUTHERN REALTY RESOURCES, INC."

Subsequent to the effectiveness of the merger, such Articles of Incorporation as so amended shall be the Artcles of Incorporation of the surviving corporation until changed as provided by law.

STATEMENT OF

ASSUMPTION OF LIABILITY

KSRR Corporation, a corporation organized under the laws of the Comonwealth of Kentucky, into which Southern Realty Resources, Inc., an Alabama corporation, is being merged and the name of which will be changed, effective on such merger, to Southern Realty Resources, Inc., does hereby guarantee that it will file or cause to be filed, all required reports and returns and does assume the liability for and guarantee the payment of all taxes accrued or owing of Southern Realty Resource, Inc., the Alabama corporation.

KSRR Corporation /s/ Chester B. Stone, Jr., Vice President

ACKNOWLEDGEMENT

State of Colorado County of Arapahoe	) ) )	ss.

          The foregoing instrument was acknowledged before ?me this 11th day of December, 1984 by Chester B. Stone, Jr., Vice President of KSRR Corporation, a Delaware corporation, on behalf of the corporation.

           Witness my hand and official seal.

Nancy L. Novotny Notary Public Address: 7000 South Yosemite Street Englewood, Colorado 80112 My commission expires: October 15, 1988

ARTICLES OF MERGER
OF
HENDERSON MINING COMPANY
a Delaware corporation
INTO
SOUTHERN REALTY RESOURCES, INC
a Kentucky corporation

Pursuant to Kentucky Revised Statutes 271A.385, the undersigned domestic and foreign corporations adopt the following Articles of Merger:

FIRST: The names of the undersigned corporations and the States under the laws of which they are respectively organized are as follows:

Name of Corporation Henderson Mining Company Southern Realty Resources, Inc.	State Delware Kentucky

SECOND: The laws of the State of Delware, under which the foreign corporation is organized, permit such merger.

THIRD: The name of the surviving corporation is Southern Realty Resources, Inc.; and such corporation is to be governed by the laws of the State of Kentucky.

FOURTH: The plan of merger as set forth in Exhibit A attached hereto and made a part hereof was approved by the shareholder of the undersigned domestic corporation on the 16th day of December, 1985, in the manner prescribed by the Kentucky Revised Statutes, and was approved by the undersigned foregoing corporation on the 16th day of December, 1985, in the manner prescribed by the laws of the State under which it is organized.

FIFTH: As to each participating corporation, the number of shares outstanding and the number of shares entitled to vote on such plan, and the number of such shares entitled to vote on such plan, and the number of such shares voted for and against the plan are as follows:

                                    Number of Shares   Number of Shares        Voted          Voted
       Name of Corporation          Outstanding        Entitled to Vote         For          Against
---------------------------------- ------------------- --------------------- --------------- --------------------
Henderson Mining Company           1,000               1,000                 1,000           None
Southern Realty Resources, Inc.    1,000               1,000                 1,000           None

Dated the 16th day of December, 1985.

SOUTHERN REALTY RESOURCES, INC.

BY: /s/ Chester B. Stone, Jr.
       Chester B. Stone, Jr.
       Its Executive Vice President

and /s/ Deborah J. Friedman
       Deborah J. Friedman
       Its Assistant Secretary

HENDERSON MINING COMPANY

By: /s/ Chester B. Stone, Jr.
       Chester B. Stone, Jr.
       Its Executive Vice President

and /s/ Deborah J. Friedman
       Deborah J. Friedman
Its Assistant Secretary

State of Colorado County of Arapahoe	) ) )	ss.

          I, Julie Lynn Bury, a notary public, do hereby certify that on this 16th day of December, 1985, personally appeared before me Chester B. Stone, Jr., who, being by me first duly sworn, declared that he is the Executive Vice President of Southern Realty Resources, Inc., that he signed the foregoing document as Executive Vice President of the corporation and that the statements therein contained are true.

/s/ Julie Lynn Bury Notary Public

{Notarial Seal}

State of Colorado County of Arapahoe	) ) )	ss.

          I, Julie Lynn Bury, a notary public, do hereby certify that on this 16th day of December, 1985, personally appeared before me Chester B. Stone, Jr., who, being by me first duly sworn, declared that he is the Executive Vice President of Henderson Mining Company, that he signed the foregoing document as Executive Vice President of the corporation and that the statements therein contained are true.

/s/ Julie Lynn Bury Notary Public

{Notarial Seal}

Exhibit A

PLAN AND AGREEMENT OF MERGER

          PLAN AND AGREEMENT OF MERGER, dated this 16th day of December, 1985, pursuant to Section 252 of the General Corporation Law of the State of Delaware and Kentucky Revised Statutes 273A.385, between Southern Realty Resources, Inc., a Kentucky corporation and Henderson Mining Company, a Delaware corporation.

          WITNESSETH that:

           WHEREAS, all of the constituent corporations desire to merge into a single corporation; and

          WHEREAS, said Southern Realty Resources, Inc. a corporation organized under the laws of the Commonwealth of Kentucky had its certificate of incorporation, under its then name KSRR Corporation, filed in the office of the Secretary of State of Kentucky on November 21, 1984, and has an authorized capital stock consisting of One Thousand (1,000) shares of the par value of One Dollar ($1.00) each, all of one class, amounting in the aggregate to One Thouand Dollars ($1,000) of which stock One Thouand (1,000) shares are not issued and oustanding and such shares shall remain issued and oustanding; and

          WHEREAS, said Henderson Mining Company, a corporation organized under the laws of the State of Delaware, had its certificate of incorporation under its then name Emway Land Company, filed in the office of the Secretary of State of Delaware on June 11, 1980, and recorded in the office of the Recorder of Deeds for the county of Kent on June 11, 1980, and has an authorized capital stock consisting of One Thousand (1,000) shares of the par value of One Dollar ($1.00) each, all of one class, amounting in the aggregate to One Thousand Dollars ($1,000) of which stock One Thousand (1,000) shares of such common stock are now issued and outstanding; and

          WHEREAS, the registered office of said Southern Realty Resources, Inc. in the State of Kentucky is located at Kentucky Home Life Building in the City of Louisville, County of Jefferson, and the name and address of its registered agent is CT Corporation System; and the registered office of Henderson Mining Company in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company:

          NOW, THEREFORE, the corporations, parties to this agreement in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribed the terms and conditions of said merger and mode of carrying the same into effect as follows:

           FIRST, Southern Realty Resources, Inc. hereby merges into itself Henderson Mining Company and said Henderson Mining Company shall be and hereby is merged into Southern Realty Resources, Inc., which shall be the surviving corporation.

          SECOND, the Certificate of Incorporation of Southern Realty Resources, Inc., as heretofore amended and as in effect on the date of the merger provided for in this agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

          THIRD, each share of common stock of the surviving corporation, which shall be issued and outstanding on the effective date of the merger, shall remain issued and outstanding. Each issued share of common stock of the merged corporation shall, upon the effective date of the merger, be cancelled.

           FOURTH, the terms and conditions of the merger are as follows:

                     (a) The by-laws of the surviving corporation as they shall exist on the effective date of this agreement shall be and remain the by-laws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

                     (b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and quallified.

                     (c) This merger shall become effective at the opening of business on January 2, 1985.

                     (d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors and assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

                     (e) The surviving corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Henderson Mining Company as well as enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of Title 8 of the Delaware Code of 1953; and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 7200 South Alton Way, Englewood, Colorado 80112 until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to said Southern Realty Resources, Inc. at the above address.

          IN WITNESS WHEREOF, the parties to this agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective boards of directors have caused these presents to be executed by the Executive Vice President and attested by the Assistant Secretary of each party hereto as the respective act, deed and agreement of said corporations on this 16th day of December, 1985.

HENDERSON MINING COMPANY By: /s/ Chester B. Stone, Jr. Chester B. Stone, Jr. Executive Vice President

Attest:
By: /s/ Deborah J. Friedman
       Deborah J. Friedman
       Assistant Secretary

SOUTHERN REALTY RESOURCES, INC. By: /s/ Chester B. Stone, Jr. Chester B. Stone, Jr. Executive Vice President

Attest:
By: /s/ Deborah J. Friedman
       Deborah J. Friedman
       Assistant Secretary

State of Colorado
County of Arapahoe

          I, Julie Lynn Bury, a Notary Public, doe hereby certify that before me this day in person appeared Chester B. Stone, Jr., personally known to me to be the Exective Vice President of Henderson Mining Company, a Delaware corporation, and Deborah J. Friedman, personally known to me to be the Assistant Secretary of said corporation, and each and severally acknowledged that they signed and delivered the foregoing Plan and Agreement of Merger in the respective capacities herein set forth and caused to be affixed thereto the corporate seal of said corporation, pursuant to authority given under the certificate of incorporation and bylaws of the corporation, as the free and voluntary act of said corporation, and as their own free and voluntary act, for the uses and purposes therein set forth.

           Given under my hand and seal this 16th day of December, 1985.

/s/ Julie Lynn Bury Notary Public

My Commission Expires: July 29, 1989

(SEAL)

State of Colorado
County of Arapahoe

          I, Julie Lynn Bury, a Notary Public, doe hereby certify that before me this day in person appeared Chester B. Stone, Jr., personally known to me to be the Exective Vice President of Southern Realty Resources, Inc., a Kentucky corporation, and Deborah J. Friedman, personally known to me to be the Assistant Secretary of said corporation, and each and severally acknowledged that they signed and delivered the foregoing Plan and Agreement of Merger in the respective capacities herein set forth and caused to be affixed thereto the corporate seal of said corporation, pursuant to authority given under the certificate of incorporation and bylaws of the corporation, as the free and voluntary act of said corporation, and as their own free and voluntary act, for the uses and purposes therein set forth.

           Given under my hand and seal this 16th day of December, 1985.

/s/ Julie Lynn Bury Notary Public

My Commission Expires: July 29, 1989

(SEAL)

          I, Deborah J. Friedman, Assistant Secretary of Southern Realty Resources, Inc., a corporation organized and existing under the laws of the Commonwealth of Kentucky, hereby certify, as such Assistant Secretary, that the Plan and Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Henderson Mining Company, a corporation of the State of Delaweare was duly adopted pursuatnt to Section 228 of Title 8 of the Delaware Code of 1953, by the written consent of the stockholder holding all of the shares of the capital stock of the corporation issued and outstanding having voting power, which Plan and Agreement of Merger was thereby adopted as the act of the stockholder of said Southern Realty Resources, Inc., and the duly adopted agreement and act of the said corporation.

           WITNESS my hand on this 16th day of December, 1985.

/s/ Deborah J. Friedman Assistant Secretary

          The foregoing Plan and Agreement of Merger having been duly adopted by the stockholders of Southern Realty Resources, Inc., a Kentucky corporation and the fact of adoption thereof as aforesaid having been duly certified thereon by the Assistant Secretary of Southern Realty Resources, Inc., all in compliance with Kentucky law, and having been duly adopted by the stockholder of Henderson Mining Company, a Delaware corporation, and the fact of adoption thereof as aforesaid having been duly certified in the attached Articles of Merger by the Assistant Secretary of Henderson Mining Company, all in compliance with Delaware law, said Plan and Agreement of Merger is hereby executed by each of the parties by its duly authorized officers under its respective corporate seal, this 16th day of December, 1985.

SOUTHERN REALTY RESOURCES, INC. By: /s/ Chester B. Stone, Jr. Chester B. Stone, Jr. Executive Vice President

Attest:
By: /s/ Deborah J. Friedman
       Deborah J. Friedman
       Assistant Secretary

HENDERSON MINING COMPANY By: /s/ Chester B. Stone, Jr. Chester B. Stone, Jr. Executive Vice President

Attest:
By: /s/ Deborah J. Friedman
       Deborah J. Friedman
       Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
SOUTHERN REALTY RESOURCES, INC.

          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is Southern Realty Resources, Inc.

          2. The Articles of Incorporation of the Corporation are hereby amended by striking out the entire Article FIRST thereof and by substituting in lieu of said Article the following new Article:

                     FIRST: The name of the corporation is: Cyprus Southern Realty Corporation."

          3. The Amendment of the Articles of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 271A.665 and 271A.395 of the Kentucky Business Corporation Act.

          4. The effective date of the Amendment herein certified shall be the date of filing.

           Signed and attested to on June 5, 1987.

By: /s/ Chester B. Stone, Jr. Chester B. Stone, Jr. Executive Vice President

Attest:
By: /s/ Deborah J. Friedman
       Deborah J. Friedman
       Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
CYPRUS SOUTHERN REALTY CORPORATION

It is hereby certified that:

          1. The name of the Corporation (hereinafter called the "Corporation") is Cyprus Southern Realty Corporation.

          2. The Articles of Incorporation of the Corporation are hereby amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

           "First: The name of the corporation is: "Appalachian Realty Company."

          3. The Amendment of the Articles of Incorporation herein certified has been duly adopted in accordance with the provisions of KRS 271B.7-040 and KRS 271B.8-210 of the Kentucky Business Corporation Act. This Amendment of the Articles of Incorporation herein certified was adopted on June 29, 1998 by unanimous written action of the Board of Directors and by unanimous written action of the sole shareholder on June 29, 1998.

          4. The effective date of the Amendment herein certified shall be the date of filing.

           Signed and attested this the 30th day of June, 1998.

CYPRUS SOUTHERN REALTY CORPORATION BY: /s/ William H. Haselhoff TITLE: Vice President of Administration

Attest:

By: /s/ Vic Grubb

Title: Treasurer